                  AIC ANALYSTS INTERNATIONAL CORPORATION LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 15, 1998

    The annual meeting of shareholders of Analysts International Corporation will be held at the Edina Country Club, 5100 Wooddale Avenue, Edina, Minnesota on October 15, 1998 at 3 o'clock p.m., for the following purposes:

    1.  to elect six directors of the Company;

    2. to ratify the appointment of Deloitte & Touche LLP as independent auditors to examine the Company's accounts for the fiscal year ending June 30, 1999;

    3.  to increase the number of authorized common shares to 120,000,000; and

    4. to transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on August 25, 1998 are entitled to notice of and to vote at the meeting.

    Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report for the year ended June 30, 1998 also accompanies this Notice.

                                          By Order of the Board of Directors

                                               [SIGNATURE]
                                          Thomas R. Mahler
                                          SECRETARY

Approximate date of mailing of proxy materials:
September 8, 1998

       Please sign, date and return your proxy in the enclosed envelope.

                  AIC ANALYSTS INTERNATIONAL CORPORATION LOGO

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 15, 1998

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form. Shares will be voted in the manner directed by the shareholders. Proxies that are signed by shareholders but lack any such specification will be voted in favor of the proposals as set forth herein. A shareholder giving a proxy may revoke it at any time before it is exercised by (a) delivering to the Secretary of the Company, at or prior to the meeting, a later dated duly executed proxy relating to the same shares, or
(b) delivering to the Secretary of the Company, at or prior to the meeting, a written notice of revocation bearing a later date than the proxy. Any written notice or proxy revoking a proxy should be sent to Analysts International Corporation, 7615 Metro Boulevard, Minneapolis, Minnesota 55439, Attention:
Thomas R. Mahler, Secretary.

    Shareholders of record on August 25, 1998 are entitled to receive notice of and to vote at the meeting. As of the record date, there were outstanding and entitled to be voted at the meeting xx,xxx,xxx common shares, each share being entitled to one vote.

    The three proposals which have been properly submitted for action by shareholders at the annual meeting are as listed in the Notice of Annual Meeting of Shareholders. Management is not aware of any other items of business which will be presented for shareholder action at the annual meeting. Should any other matters properly come before the meeting for action by shareholders, the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

    All shares voted by proxy, including abstentions, will be counted in determining whether a quorum is present at the meeting. Directors will be elected by a favorable vote of a plurality of the common shares cast with respect to the election of directors. Votes withheld from a nominee will not count against the election of such nominee. A shareholder who abstains on Proposals 2 or 3 (appointment of auditors and increase in authorized common shares) will in effect cast a vote against the proposal. Broker non-votes will not affect the outcome of the election of directors or Proposal 2. Since the affirmative vote of a majority of common shares is required for the approval of the proposed increase in authorized common shares, broker non-votes will have the effect of a vote against Proposal 3.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS
    Unless otherwise directed by the shareholders, shares represented by proxies will be voted in favor of the election of the following nominees for directors to serve until the next annual meeting and until their successors are elected and qualified. Each nominee is at present a member of the Board of Directors and was previously elected as a director by the shareholders. If any nominee is unable to stand for election, it is intended that shares represented by proxy will be voted for a substitute nominee recommended by the Board of Directors, unless the shareholder otherwise directs. Management is not aware that any nominee is unable to so stand for election.

                        NAMES, PRINCIPAL OCCUPATIONS FOR THE PAST FIVE YEARS                          COMMON SHARES   PERCENT
                  AND SELECTED OTHER INFORMATION CONCERNING NOMINEES FOR DIRECTORS                      OWNED(1)      OF CLASS
------------------------------------------------------------------------------------------------------------------------------
VICTOR C. BENDA                    President and Chief Operating Officer of the Company               1,172,752(2)         %
  Director since 1970
  Age -- 67
------------------------------------------------------------------------------------------------------------------------------
WILLIS K. DRAKE                    Chairman of the Board (retired) of Data Card Corporation, a         48,099(3)         *
  Director since 1982              manufacturer of embossing and encoding equipment
  Age -- 75
  Mr. Drake is also a director of Innovex, Inc., Digi International, Inc., Telident, Inc. and Unimax
  Systems Corporation
------------------------------------------------------------------------------------------------------------------------------
FREDERICK W. LANG                  Chairman and Chief Executive Officer of the Company                541,917(4)           %
  Director since 1966
  Age -- 73
------------------------------------------------------------------------------------------------------------------------------
MARGARET A. LOFTUS                 Principal in Loftus Brown - Wescott, Inc., business consultants,    2,850(3)          *
  Director since 1993              since 1989. Formerly Vice President - Software, Cray Research,
  Age -- 54                        Inc.
  Ms. Loftus is also Board Chair of Unimax Systems Corporation.
------------------------------------------------------------------------------------------------------------------------------
EDWARD M. MAHONEY                  Chairman and CEO (retired) of Fortis Advisers, Inc., an             20,629(3)         *
  Director since 1980              investment advisor, and Fortis Investors, Inc., a broker-dealer
  Age -- 68
  Mr. Mahoney is also a director of the eleven Fortis mutual fund companies.
------------------------------------------------------------------------------------------------------------------------------
ROBB PRINCE                        Financial Consultant and former Vice President and Treasurer of     6,975(3)          *
  Director since 1994              Jostens Inc., a school products and recognition company
  Age -- 57
  Mr. Prince is also a director of the eleven mutual fund companies managed by Fortis Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------
All directors and executive officers as a group (9 in number)                                         2,144,800(5)         %
------------------------------------------------------------------------------------------------------------------------------

(1) Except as otherwise indicated, each person possesses sole voting and investment power with respect to shares shown as beneficially owned. Ownership and percent of class owned is provided as of August 25, 1998. An asterisk indicates the shares held are less than one percent of total shares outstanding.
(2) Includes 47,634 shares held by members of his family and as to which he disclaims beneficial ownership.

(3) Includes 1,500 shares subject to an option excercisable within 60 days of August 25, 1998.
(4) Includes (a) 8,400 shares held by members of his family and as to which he disclaims beneficial ownership and (b) 69,932 shares subject to an option exercisable within 60 days of August 25, 1998.
(5) Includes 121,901 shares subject to options exercisable within 60 days of August 25, 1998. Also includes shares owned by non-director executive officers as follows: Sarah Spiess -- 58,827, Thomas R. Mahler -- 80,032 and
     Gerald M. McGrath -- 177,600.

BOARD COMMITTEES AND COMPENSATION
    The two standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. Current committee members are as follows:

      NAME OF COMMITTEE                          MEMBERSHIP
------------------------------  --------------------------------------------
Audit Committee                 Willis K. Drake, Margaret A. Loftus and
                                 Edward M. Mahoney
Compensation Committee          Willis K. Drake, Edward M. Mahoney and Robb
                                 Prince

    The Audit Committee, which is made up entirely of non-employee Directors, held two meetings during the fiscal year and consulted with one another on Committee matters between meetings. The Committee's purpose is to oversee the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities. Its responsibilities include selecting the Company's independent certified public accountants; reviewing and approving the scope of the annual audit as proposed by the independent certified public accountants; reviewing the results of the annual audit; and considering recommendations of the independent certified public accountants regarding the Company's system of internal accounting controls and financial reporting. The Company's independent certified public accountants always have direct access to Audit Committee members.

    The Compensation Committee, which also is made up entirely of non-employee Directors, held one meeting during the fiscal year and consulted with one another on Committee matters during the year. The Committee's purpose is to monitor management compensation for consistency with corporate objectives and shareholders' interests. It recommends to the full Board the annual salaries and incentive plans for executive officers; monitors and makes recommendations to the full Board regarding retirement plans for executive officers; grants options under the Company's employee stock option plans; and oversees and monitors compensation plans.

    The Board of Directors does not have a nominating committee.

    During the fiscal year, there were six regular meetings of the Board of Directors; combined attendance of incumbent directors at meetings of the Board of Directors and of standing committees exceded 98%.

    Directors who are not officers or employees of the Company each received a quarterly fee of $3,500, fees of $700 for each Board of Directors meeting and $500 for each committee meeting attended, and an option grant for 6,000 shares of common stock of the Company at an exercise price of $31.25 per share on January 5, 1998 pursuant to the 1996 Stock Option Plan for Non-Employee Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES.

                              PROPOSAL NUMBER TWO

                            APPOINTMENT OF AUDITORS

    Unless otherwise directed by the shareholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of the firm of Deloitte & Touche LLP to examine the accounts of the Company for the year ending June 30, 1999. Management believes that neither Deloitte & Touche LLP nor any of its partners presently has or has held within the past three years any direct or indirect interest in the Company. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                             PROPOSAL NUMBER THREE
                      INCREASE IN AUTHORIZED COMMON SHARES

    The Board of Directors recommends that shareholders consider and approve an amendment to Article V of the Company's Articles of Incorporation which would increase the number of authorized common shares from 60,000,000 to 120,000,000. The proposed amendment, if adopted, would not change the provisions of the present Article V in any manner other than to increase the number of authorized common shares. The text of Article V, as proposed to be amended, is set forth in Exhibit A.

    As of August 25, 1998, of the currently authorized common shares, xx,xx,xxx shares were outstanding and xxx,xxx were reserved for issuance under stock option plans.

    AiC's common shares have been split seven times, most recently in December 1997. Although currently authorized shares are sufficient to meet all presently known needs, the Board considers it desirable that the Company have the flexibility to issue additional common shares without further shareholder action, unless required by law or stock exchange regulation. The availability of these additional shares will enhance the Company's flexibility in connection with possible stock splits, stock dividends, acquisitions, financings, and other corporate purposes.

    The Company does not have any commitment or understanding at this time for the issuance of any of the additional common shares.

    Although the Company is not aware of any pending or threatened efforts to obtain control of the Company, the availability for issuance of additional common shares could enable the Board of Directors to render more difficult or discourage an attempt to do so. For example, the issuance of common shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company.

    Holders of common shares do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. However, shareholders wishing to maintain their interest may be able to do so through normal market purchases.

    Unless otherwise directed by the shareholders, shares represented by proxy at the meeting will be voted in favor of increasing the number of authorized common shares to 120,000,000.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE INCREASE IN AUTHORIZED COMMON SHARES.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Compensation Committee, consisting of three non-employee directors, meets formally and consults informally during the year. A more complete description of the functions of the Compensation Committee is set forth above under the caption "Board Committees and Compensation."

    COMPENSATION PHILOSOPHY AND OBJECTIVES. The Company's executive compensation philosophy is to pay for performance. The objectives of the Company's executive compensation program are to:

        - Provide compensation that enables the Company to attract and retain key executives.

        - Reward the achievement of desired Company performance goals.

        - Align the interest of the Company's executives to shareholder return through long-term opportunities for stock ownership.

    The executive compensation program provides an overall level of compensation opportunity that the Compensation Committee believes, in its judgment and experience, is competitive with other companies of comparable size and complexity. Actual compensation levels may be greater or less than compensation levels at other companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee uses its discretion to establish executive compensation at levels in its judgment warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee from time to time utilizes industry compensation data provided by Watson Wyatt Worldwide, a nationally recognized compensation consulting firm.

    EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, annual cash bonus incentives and long-term incentives in the form of stock options. The particular elements of the compensation program are discussed more fully below.

    BASE SALARY. Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experiences required by the position, salaries paid by other companies for comparable positions, and personal and corporate development goals and the overall performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based on its own judgment and experience, are competitive with other companies of comparable size and complexity. Executive salary increases have been less than 5% per year over the past three years.

    ANNUAL CASH BONUS INCENTIVES. The Compensation Committee emphasizes annual cash bonus incentives as a means of rewarding executives for significant Company and individual performance. Prior to the beginning of each fiscal year, the Compensation Committee establishes objective performance criteria for incentive compensation for each executive officer, taking into account business conditions and profit projections for the coming year. Incentive compensation for each executive officer is based on attainment of the performance criteria so established. Performance criteria for each of the past three fiscal years for Mr. Lang, CEO of the Company, Mr. Benda, Ms. Spiess, Mr. Mahler and Mr. McGrath have been based on the Company's attainment of specified pre-tax profit objectives.

    The Compensation Committee believes that this incentive arrangement creates a direct relationship between the most important measure of Company performance
- profit - and executive compensation.

    LONG-TERM INCENTIVES. Long-term incentives are provided in the form of stock options. The Committee and the Board of Directors believe that management's ownership of a significant equity interest in the Company is a major incentive in building shareholder wealth and aligning the long term interests of management and shareholders. Stock options, therefore, are granted at the market value of the common shares on date of grant and typically vest in installments of 25% per year beginning one year after grant. The value received by the executive from an option granted depends completely on increases in the market price of the Company's common shares over the option exercise price. Consequently, the value of the compensation is aligned directly with increases in shareholder value. Grants of stock options are made by the Compensation Committee based upon the executive's contribution toward Company performance and expected contribution toward meeting the Company's long-term strategic goals.

    TAX DEDUCTIBILITY CONSIDERATIONS. Effective January 1, 1994, deductibility of compensation paid to the Company's four executive officers is limited to $1 million per executive, except for certain "performance-based" compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee has been advised that compensation attributable to stock options granted under plans approved by shareholders will qualify as performance-based compensation. For 1998, compensation in the form of salary and cash bonus incentives will not exceed the limit and therefore will be fully deductible, and the Committee does not anticipate that compensation in these forms for any individual executive officer will exceed the deductibility limit in the foreseeable future. The Committee will take appropriate action to preserve the deductibility of executive compensation at such future time as it deems necessary.

                                          E.M. Mahoney, Chair
                                          W.K. Drake
                                          R. Prince
                                          MEMBERS OF THE COMPENSATION COMMITTEE

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the other four executive officers of the Company.

                                                                                                   LONG-TERM
                                                                          ANNUAL COMPENSATION     COMPENSATION
                                                                        ------------------------  ------------      ALL OTHER
                     NAME AND PRINCIPAL POSITION                        YEAR   SALARY   BONUS(1)   OPTIONS(#)    COMPENSATION(2)
----------------------------------------------------------------------  ----  --------  --------  ------------   ---------------
F.W. Lang ............................................................  1998  $348,000  $348,000          0          $ xxxx
 Chairman & Chief Executive Officer                                     1997  $334,700  $267,760     18,582          $2,005
                                                                        1996  $321,600  $257,460     10,000          $1,693
V.C. Benda ...........................................................  1998  $306,300  $306,300          0          $ xxxx
 President and Chief Operating Officer                                  1997  $294,500  $235,600          0          $1,153
                                                                        1996  $283,000  $226,400     20,000          $  986
S.P. Spiess(3) .......................................................  1998  $239,200  $239,200          0          $  xxx
 Executive Vice President                                               1997  $209,167  $105,545     30,000          $    0
T.R. Mahler ..........................................................  1998  $181,500  $108,900      4,120          $  xxx
 Secretary and General Counsel                                          1997  $174,500  $ 69,820      6,677          $  302
                                                                        1996  $167,830  $ 67,120     11,315          $  286
G.M. McGrath .........................................................  1998  $181,500  $108,900      3,446          $  xxx
 Vice President - Finance and Treasurer                                 1997  $174,500  $ 69,820      5,216          $  493
                                                                        1996  $167,830  $ 67,120     12,315          $  433

------------------------
(1) Represents amounts paid with respect to the fiscal years shown under the incentive compensation plans described herein.
(2)  Represents life insurance premiums paid for each executive.
(3)  Ms. Spiess was named Executive Vice President on December 1, 1996.

OPTIONS

    The following tables show certain information regarding stock options granted during fiscal 1998 to the Company's five executive officers, the number of options exercised by them during the fiscal year and the number and value of options unexercised at fiscal year end.

                  AGGREGATED OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                       POTENTIAL
                                                                                                                      REALIZABLE
                                                                              % OF TOTAL                               VALUE(2)
                                                            NUMBER OF       OPTIONS GRANTED  EXERCISE  EXPIRATION  -----------------
NAME                                                    OPTIONS GRANTED(1)  IN FISCAL YEAR    PRICE       DATE       5%       10%
------------------------------------------------------  ------------------  ---------------  --------  ----------  -------  --------
                                                                    -0-           --            --         --        --        --
F.W. Lang.............................................
                                                                    -0-           --            --         --        --        --
V.C. Benda............................................
                                                                    -0-           --            --         --        --        --
S.P. Spiess...........................................
                                                                  3,686          3.4%           34.94   3/05/08     35,582    80,995
                                                                    434          0.4%           25.83   7/25/08      3,074     7,050
T.R. Mahler...........................................
                                                                  3,446          3.2%           29.00   1/28/09     27,568    62,848
G.M. McGrath..........................................

------------------------

(1) All options were granted at an exercise price equal to the fair market value on the date of grant. The grants provide that the options are not exerciseable during the first year after the grant, and thereafter become exerciseable at the rate of 25% per year for each of the next four years.

(2) The dollar amounts under these columns are the result of calculations at 5% and 10% rates required by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE

                                                                                                    VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                    SHARES                      OPTIONS AT END OF YEAR                  END OF YEAR
                                   ACQUIRED        VALUE      ---------------------------   ------------------------------------
NAME                              ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE(2)    UNEXERCISABLE(2)
--------------------------------  -----------   -----------   -----------   -------------   ----------------   -----------------
F.W. Lang.......................       -0-              -0-     69,932         68,871          $1,159,411.97       $919,923.35
V.C. Benda......................    22,500       $470,474.08    15,000         37,500          $  236,755.00       $638,212.50
S.P. Spiess.....................    22,500       $394,650.00    42,750         65,250          $  683,636.25       $844,413.75
T.R. Mahler.....................    16,239       $348,789.18     5,250         33,856          $   88,781.26       $498,854.52
G.M. McGrath....................    14,368       $291,220.50     6,532         33,477          $  100,902.56       $494,859.51

------------------------
(1) Value calculated at the market value on date of exercise less the exercise price.

(2) Value calculated at the market value on June 30, 1998 less the option exercise price.

    EMPLOYMENT CONTRACTS. Agreements with the Company's executive officers provide that, following a change in control, the Company will (i) continue their employment for 36 months without reduction in compensation or benefits and (ii) provide them with a severance payment should the Company terminate their employment during those periods. The amount of the severance payment would be
2.99 times annualized compensation. Other agreements provide that they are entitled to receive incentive compensation under their incentive compensation plans described above for the balance of the fiscal year in the event of a change in control.

    SENIOR EXECUTIVE RETIREMENT PLAN. The Company's executive officers are eligible for retirement benefits under this plan, which provides for an annual payment equal to 60% of average cash compensation for Messrs. Lang and Benda, 45% for Ms. Spiess and 30% for Messrs. Mahler and McGrath for the highest five years of the last ten years of employment. The benefit is payable for fifteen years in the case of retirement after age 65. Estimated annual benefits payable to Mr. Lang, Mr. Benda, Ms. Spiess, Mr. Mahler and Mr. McGrath under this plan
following retirement at age 65 (age 72 for Mr. Lang) are $      , $      ,
$      , $      , and $      , respectively. A trust agreement has been entered
into with Norwest Bank Minnesota, N.A., as trustee, under which the trustee is to hold the assets required to fund this plan and make the required distributions.

STOCK PERFORMANCE GRAPH

    The following graph compares the Company's five-year cumulative total return to the NASDAQ Index and a peer group index selected by the Company over a five year period beginning July 1, 1993 and ending June 30, 1998. The total shareholder return assumes $100 invested at the beginning of the period in AiC Common Stock and in each of the foregoing indices. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            DOLLARS                                 AIC      NASDAQ U.S.      PEER GROUP
1993                                                               $100.00         $100.00          $100.00
1994                                                                $86.09         $100.96          $146.64
1995                                                               $139.22         $134.77          $205.45
1996                                                               $229.13         $173.03          $308.69
1997                                                               $370.80         $210.38          $376.39
1998                                                               $475.98         $277.69          $617.84
YEARS
ASSUMES INITIAL INVESTMENT OF $100
* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

The peer group index reflects the stock performance of the following publicly traded companies in the Company's industry: American Management Systems, Computer Data Systems, Inc., Computer Horizons, Computer Sciences, Computer Task Group, and Keane Inc.

                               OTHER INFORMATION

PRINCIPAL SHAREHOLDERS

    The table below sets forth certain information as to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's common stock:

NAME AND ADDRESS                 NUMBER OF SHARES    PERCENT
OF BENEFICIAL OWNER             BENEFICIALLY OWNED   OF CLASS
------------------------------  ------------------   --------
Putnam Investments, Inc.         1,299,489(1)             %
One Post Office Square
Boston, MA 02109
T. Rowe Price Associates, Inc.   1,261,350(2)             %
100 East Pratt Street
Baltimore, MD 21202

------------------------

(1) As reported in its Schedule 13G dated January 16, 1998, Putnam Investments, Inc. has shared voting power over 817,639 shares and shared dispositive power over 1,299,489 shares. Voting and dispositive power are reported as being shared with Putnam Investments, Inc., Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc., and The Putnam Advisory Company, Inc., who are all affiliated with Putnam Investments, Inc.

(2) As reported in its Schedule 13G dated February 12, 1998, T. Rowe Price Associates has sole voting power over 169,450 shares and has shared dispositive power over 1,261,350 shares.

SOLICITATION OF PROXIES

    Expenses in connection with the solicitation of proxies will be paid by the Company. Solicitation will be conducted primarily by mail, and, in addition, directors, officers and employees of the Company may solicit proxies personally, by telephone or by mail at no additional compensation to them. The Company will reimburse brokerage houses and other custodians for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock. The Company has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005 to assist with solicitation of proxies from brokerage houses and other custodians who are record holders of shares owned beneficially by others, the estimated cost of which is $4,500 plus out of pocket expenses.

1999 SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the annual meeting in 1999 must be submitted to the Company in appropriate written form on or before May 12, 1999. Proxies solicited by Management for the Company's 1999 Annual Meeting will be voted at the Company's discretion on matters which properly come before the 1999 Annual Meeting but with respect to which the Company did not have notice on or before July 26, 1999.

                                          By Order of the Board of Directors

                                               [SIGNATURE]
                                          Thomas R. Mahler
                                          SECRETARY

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   ARTICLE V

    The total authorized number of shares of the Corporation shall be 120,000,000 common shares of the par value of ten cents (10 CENTS) per share.

    The shareholders shall have no preemptive or other rights to subscribe for any shares, or securities convertible into shares of the corporation.

    There shall be no cumulative voting of shares of the corporation.

    The Board of Directors is hereby authorized and empowered to accept or reject subscriptions for shares made after incorporation and to issue authorized but unissued shares from time to time for such consideration as the Board of Directors may determine, but not less than the par value of the shares so issued.

    The Board of Directors is hereby authorized and empowered to fix the terms, provisions and conditions of options, warrants or rights to purchase or subscribe for shares of corporation, including the price or prices at which shares may be purchased or subscribed for and to authorize the issuance thereof.

                       ANALYSTS INTERNATIONAL CORPORATION
                 PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints F. W. Lang and
T. R. Mahler or either one of them with full power of substitution, as proxy or proxies, to vote all Common Shares of Analysts International Corporation of the undersigned at the Annual Meeting of Shareholders on October 15, 1998 and at all adjournments thereof, on the following matters:

1.   ELECTION OF DIRECTORS   / / FOR all nominees listed     / / WITHHOLD
                             below                           AUTHORITY
                             (except as marked to the        to vote for all
                             contrary                        nominees listed
                             below)                          below

V. C. Benda, W. K. Drake, F. W. Lang, M. A. Loftus, E. M. Mahoney, and R. Prince

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. RATIFICATION OF THE
   APPOINTMENT OF DELOITTE &
   TOUCHE as independent auditors
   for the year ending June 30,
   1999.
                     / /  FOR                     / /  AGAINST                     / /  ABSTAIN

3. INCREASE AUTHORIZED COMMON
   SHARES
                     / /  FOR                     / /  AGAINST                     / /  ABSTAIN

4. In their discretion, upon such
   other matters as may properly
   come before the meeting or any
   adjournment thereof.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ABOVE MATTERS.

    Please complete, sign and mail this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.
                                              Dated ______________________, 1998
                                              __________________________________
                                                   Signature of Shareholder
                                              __________________________________
                                                   Signature of Shareholder

                                              (Please sign your name exactly as
                                              it appears hereon. In the case of
                                              stock held in joint tenancy, all
                                              joint tenants must sign.
                                              Fiduciaries should indicate title
                                              and authority.)